Exhibit 23

Consent Of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (Nos. 333-04947, 333-62599, 333-122221, 333-125040, 333-138102, 333-155316, and 333‑176589) and Form S‑8 (Nos. 333-126228, 333-126230, 333-151066, and 333-176193) of FelCor Lodging Trust Incorporated of our report dated March 6, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers, LLP
Dallas, Texas
March 6, 2012

PricewaterhouseCoopers LLP, Suite 1800, 2001 Ross Ave, Dallas TX 75201-2997
T: (214) 999 1400, F: (214) 754 7991, www.pwc.com/us